EXHIBIT 15




                           ACCOUNTANT'S ACKNOWLEDGMENT


We acknowledge the incorporation by reference in the Registration Statements on Form S-3 (filed in October 2000 and March 2001) and Form S-8 (filed in November 1997) of Penn Octane Corporation of our report dated April 25, 2005 which appears on page 3 of the Quarterly Report on Form 10-Q for the period ended March 31, 2005.


          /s/  BURTON MCCUMBER & CORTEZ, L.L.P.


Brownsville, Texas
May 20, 2005